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                                                                    Exhibit 10.4



                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT, dated as of January 1, 1994 between Bio-Nebraska, Inc., a corporation incorporated and existing under the laws of Delaware (formerly Nebraska) and having its office at 3820 NW 46th Street in Lincoln, Nebraska (hereinafter referred to as "Company"), and DR. BARTON HOLMQUIST, residing at 335 Prospect Hill Road, Waltham, Massachusetts 02154 (hereinafter referred to as the "Executive").

         WHEREAS the Company desires to employ the Executive as Vice President of Research and Development; and the Executive desires to be so employed:

         NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       EMPLOYMENT: POWERS AND DUTIES.

         The Company hereby employs the Executive as its Vice President, Research and Development, pursuant to the provisions of this Agreement. The Executive shall perform services in such capacity for the Company and for any of its affiliates or subsidiaries with such authority and with such powers and duties as may be prescribed or assigned to him from time to time by the Board of Directors of the Company and by the Chairman of the Board and the President of the Company. In performing his services hereunder, he shall report to the President of the Company.

2.       EXCLUSIVITY.

         During the term of his employment hereunder, the Executive will devote his best efforts, energy, skill and resources to his duties hereunder and to the affairs and interests of the Company and its affiliates and subsidiaries and will not, without the approval of the Board of the Company or the Chairman of the Board or the President, actively engage in the conduct of any other business in the biotech or medical field, except as he may be required to carry out in accordance with his duties as an adjunct professor of biochemistry at the University of Nebraska.

         It is understood and agreed to by the Company that the Executive may serve as an adjunct professor of biochemistry at the University of Nebraska and may dedicate insubstantial portion of his business hours to this activity, and that he will be required to carry out certain duties in this connection.

3.       DIRECT COMPENSATION

         During his employment hereunder, the Executive shall receive salary at the annual rate of not less than $105,000, to be paid in equal monthly installments after required tax and other deductions

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are made from such installments. At the end of each calendar year under this
Agreement, the performance of the Executive will be reviewed. In the event that his performance and contributions to the Company have been in accordance with or exceeding expectations for the particular year, as determined by the Chairman of the Board and President, it is anticipated that the Executive will receive a positive adjustment to his salary level over that obtained in the previous year.

         In addition, assuming the Company's situation permits, the Board of Directors of the Company is expected to establish an appropriate incentive program to provide additional incentive compensation to the Executive in the event certain goals, to be mutually agreed upon by the Company and the Executive, are met during calendar, 1995 and subsequent calendar years. The Executive may also receive additional compensation from the Company's subsidiaries and affiliates.

4.       ADDITIONAL BENEFITS.

         (A) The Executive shall be provided with such health, accident, hospitalization, disability, life and other insurance benefits as are generally provided under the Company's and/or its affiliates group policies.
This will include life insurance coverage of at least $100,000 for him.

         (B) When and if instituted, the Executive shall (subject to the provision of Subsection (D) below) be provided with such savings and retirement plan benefits as may be provided in general for employees under the Company's plans, as adopted or amended from time to time, based on his compensation received from the Company from time to time.

         (C) It is the Company's intention to establish, beginning in 1994, a "401(K) Plan" for retirement savings for all employees including the Executive. Initial Company contributions are expected to be modest until the Company becomes substantially profitable in its operations. Reference is made to Subsection D below.

         (D) The Company, for each full year of employment of the Executive, will provide for him a retirement benefit of at least $8,500. This amount will be paid, at the Executive's election, into his current retirement program if this can be continued; or if this plan cannot be continued, the Company will explore with the Executive in good faith and implement an alternative retirement arrangement which will entail yearly contributions by the Company, of at least the amount of such retirement benefit. In the event the Executive becomes covered under any future Company's retirement, savings or other plans (if any) and to the extent the Company shall make contributions for the Executive's benefit under the company's 401(k) savings and retirement plan, the cost of any and all such coverage, as the case may be, will be offset against the Company's obligations to pay the yearly retirement benefit as set forth in the first sentence of this Subsection (D).

5.       LONG-TERM STOCK OPTION INCENTIVES.

         The Executive shall be allotted an incentive stock option under the Company's 1993 Stock Plan covering a total of 40,000 shares of the Company's Common Stock. This option will be vested and become exercisable thereafter in three equal annual installments over the three years, beginning


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on January 1, 1995. The option price will be the fair market value of the shares at the time the options are granted, as determined by the Board of Directors.

         The Executive will be eligible for participation in additional stock plans of the Company if and to the extent that the Board of Directors at the relevant time, it its sole discretion, shall consider that the work and contributions of the Executive merit such participation.

6.       EXPENSES.

         The Company shall reimburse to the Executive all reasonable travel, hotel, entertainment and other out-of-pocket expenses which he may from time to time incur in the course of carrying out his duties for the Company and any of its affiliates or subsidiaries. In addition, the Company shall reimburse to the Executive his reasonable travel costs, including airfare and lodging, for up to one weekend trip for each month during the calendar year, 1994 to Boston, Mass. The Company shall also reimburse the Executive's reasonable costs of moving his household to Lincoln, not to exceed $3,000, unless the Executive and the Company shall agree to a larger amount.

7.       NON-COMPETITION.

         During the term of his employment hereunder, and for a two-year period thereafter, the Executive agrees that, unless he obtains written consent from the Company covering a particular planned competitive activity, and (in the event the Company shall continue compensation to the Executive after termination of employment equal to at least one half of the total level of salary received during the last year prior to the termination of the Executive's employment hereunder), the Executive shall not engage in, be employed by or finance any business activity that is competitive with the business which is being conducted by the Company or by any affiliate or subsidiary of the Company.

         In no event will the Executive at any time, without receiving the Company's prior written consent:

         (i) divert, disrupt or otherwise interfere with any business relationship of the Company or any affiliate or subsidiary with any of the clients, customers or business contacts of the Company or any affiliate or subsidiary; or

         (ii) solicit for employment for his own or another's benefit (as employee, partner, independent contractor or otherwise) any person who has been employed by the Company or any affiliate within the two year period in question.

8.       INTELLECTUAL PROPERTY RIGHTS.

         (A) As between the Company or any of its affiliates or subsidiaries, as the case may be, and the Executive, all products, know-how, methods, processes, discoveries, materials, ideas, strategies, creations, inventions and properties pertaining or relating to the business of the Company, or of any affiliate or subsidiary of the Company, which the Executive may create by himself or with


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others or to which he may become exposed, whether or not developed or invented by the Executive and whether or not developed or discovered during regular working hours, shall be the sole and absolute property of the Company or the particular affiliate or subsidiary, for any and all purposes. The Executive shall not claim to have, under this Agreement or otherwise, any right, title or interest of any kind or nature in any of the foregoing. The foregoing notwithstanding, it is recognized that the Executive may have intellectual property obligations to the University of Nebraska in connection with his duties as an adjunct professor and these will not be covered by the provisions of this Subsection (A).

         (B) The Executive acknowledges that in the course of his employment hereunder he will make use of, acquire and add to confidential information of the Company and its affiliates and subsidiaries of a special and unique nature and value relating to such matters as trade secrets, products, technical systems, processes and procedures, know-how, inventions, manuals, confidential reports, plans, properties, strategies and customer business. The Executive agrees that with respect to any of the foregoing, during and following the term hereof, for so long as same remains confidential (and beyond should loss of confidentiality be caused by the Executive), he will not, for any purposes (unless otherwise agreed to by the Company in writing) divulge or disclose any of such information or let others use such information for any purpose other than for the benefit of the Company or its affiliate or subsidiaries, as the case may be.

9.       TERM OF EMPLOYMENT.

         The Executive's employment hereunder shall commence on February 1, 1994. It shall continue indefinitely thereafter, unless and until terminated by either party upon delivery of one year's prior written notice of termination to the other party.

         Notwithstanding the foregoing, the Company shall be entitled by notice in writing to the Executive to terminate forthwith his employment with the Company under this Agreement if he shall be guilty of any willful misconduct or misconduct involving gross negligence or commit any material breach of his obligations to the Company hereunder; and the Executive shall be entitled by notice in writing to the Company to terminate his employment within 30 days if the Company shall be in material breach of its obligations hereunder.

10. VACATION.

         The Executive shall be entitled to four weeks of vacation in each calendar year.

11.      RETURN OF DOCUMENTS.

         The Executive shall promptly, upon the termination of his employment with the Company hereunder, deliver to the Company all office copies of reports, memoranda, accounts, notebooks, and correspondence which may have been prepared by him or have come into his possession or control in the course of his employment hereunder.


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12. NOTICES.

         All notices hereunder shall be in writing and delivered personally or by registered or certified mail which shall be addressed to the Company at its principal office and to the Executive at the address stated in the first paragraph of this Agreement, or in either case at such other address as shall be designated in writing by the party to whom the notice is to be sent. Any such communication so sent by mail shall be deemed made or given upon mailing.

13.      MISCELLANEOUS.

         The BioNebraska Employee Handbook has been furnished to the Executive and shall form part of this Agreement. The Executive agrees to comply with operational rules of the Company as adopted from time to time and set forth in the Company's Handbook. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof and there are no written or oral terms or representations made by either party other than those contained herein. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the parties to this Agreement and the respective heirs, executors, and successors in interest. The provisions of Sections 7, 8, 11 and 14 hereunder shall survive the termination of this Agreement to the extent necessary to accomplish the purposes of such provisions.

14.      GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of Nebraska.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date first written above.


                                             BIONEBRASKA, INC.


                                             By /s/ Thomas R. Coolidge
                                                ----------------------------
                                                    Chairman of the Board


/s/ Barton Holmquist, PhD
------------------------------------
BARTON HOLMQUIST, PhD
   (the Executive)


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